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                       New Century Financial Corporation
                Statement Re Computation of Per Share Earnings
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                                                         Six Months Ended           Three Months Ended
                                                             June 30,                    June 30,
                                                     -----------------------------------------------------
                                                        1998          1997          1998          1997
                                                     -----------------------------------------------------
Basic:

Net earnings                                         $   13,725    $    7,420    $    7,492     $    5,073
                                                     =====================================================

    Weighted average common shares
     outstanding                                     14,037,678     2,414,063    14,070,835      4,408,899
                                                     -----------------------------------------------------

Earnings per share                                   $     0.98    $     3.07    $     0.53     $     1.15
                                                     =====================================================

Diluted:

Net earnings                                         $   13,725    $    7,420    $    7,492     $    5,073
                                                     =====================================================

Weighted average number of common and common
  equivalent shares outstanding:
    Weighted average common shares
     outstanding                                     14,037,678     2,414,063    14,070,835      4,408,899
    Dilutive effect of convertible preferred stock,
     stock options and warrants, after application      869,200     7,998,307       947,744      6,591,036
                                                     -----------------------------------------------------
                                                     14,906,879    10,412,371    15,018,580     10,999,935

Earnings per share                                   $     0.92    $     0.71    $     0.50     $     0.46
                                                     =====================================================

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